PacBio Enters into Agreement to Acquire Apton Biosystems to Accelerate the Development of a Next Generation, High Throughput, Short-read Sequencer
PacBio will combine Apton’s proprietary sequencing technology with its highly accurate Sequencing by Binding chemistry to develop a high-throughput sequencer designed to deliver billions of reads per flow cell

MENLO PARK, Calif., August 2, 2023 /PRNewswire/ -- PacBio, a leading developer of high-quality, highly accurate sequencing solutions, today announced that it has entered into an agreement to acquire Apton Biosystems, Inc (Apton), a Bay-Area-based company developing a high throughput short-read sequencer using state-of-the-art optics and image processing, paired with novel clustering and chemistry, that is designed to enable the sequencing of billions of clusters of DNA on one flow cell. As a combined organization, PacBio plans to integrate its Sequencing by Binding (SBB™) short-read chemistry into Apton’s high throughput instrument to offer a differentiated high throughput sequencer.

“I am impressed with Apton’s progress in developing a novel, high throughput sequencing platform that has the potential to deliver very low-cost sequencing at tremendous scale. By integrating our highly accurate SBB technology with Apton’s advanced optics and image processing capabilities, PacBio expects to commercialize a high throughput short-read platform faster than we had planned,” said Christian Henry, President and CEO of PacBio. “This acquisition is consistent with our strategy to develop a multiproduct short-read sequencing portfolio alongside our long-read sequencing platforms, giving us an opportunity to reach an even greater portion of the multi-billion-dollar sequencing market.”

“It’s exciting to see how seamlessly our SBB chemistry ports over to the Apton system in our initial trial runs,” said Mark Van Oene, Chief Operating Officer at PacBio. “Acquiring Apton accelerates our development timeline and is not currently expected to increase our planned research and development expenses. We can quickly start integrating our chemistries onto Apton’s high throughput sequencing instrument, which we believe will significantly decrease the time required to develop the new platform. Apton has delivered with a lean and agile organization, and we look forward to fast-tracking the development of this new sequencer. Additionally, this comes at an opportune time with Onso entering the commercialization phase, and the Onso development team looks forward to leveraging its expertise in this new project.”

“At Apton, we’ve been relentlessly pursuing advances in both cost and throughput to address customer needs in the high throughput market,” said John Hanna, CEO of Apton. “When PacBio announced its Onso benchtop sequencer, it expanded our imagination of what a high throughput sequencer can offer. We knew that if we could complement our advances in optics with best-in-class chemistry like SBB, we could have the potential to develop a truly differentiated high throughput short-read sequencer, the likes of which hasn’t been seen before.”

Transaction Terms

PacBio’s acquisition agreement for Apton provides for upfront consideration of approximately $85 million in an all-stock transaction consisting of approximately 6.3 million shares of PacBio common stock plus an additional $25 million in stock, cash, or a combination of stock and cash payable in connection with the achievement of $50 million in revenue associated with a high throughput sequencer using Apton's technology, for an overall transaction valued up to approximately $110 million.

PacBio has also posted a presentation in connection with this acquisition which can be found at investor.pacificbiosciences.com.

Advisors

Allen & Company LLC served as financial advisor to PacBio in connection with the acquisition. Wilson Sonsini Goodrich and Rosati, P.C. served as counsel for PacBio, and Fenwick & West LLP served as counsel for Apton.

Webcast and more information

The Company will discuss the acquisition of Apton and its financial results for the fiscal second quarter on its quarterly conference call later today. The call will be webcast and may be accessed at the Company’s website at: https://investor.pacificbiosciences.com/.

Date: August 2, 2023
Time: 5:00 pm ET
Listen live via the Internet or replay: https://investor.pacificbiosciences.com/
Toll-free: 1-888-349-0136
International: 1-412-317-0459

If using the dial-in option, please dial into the call ten minutes prior to start time using the appropriate number above and ask to join the "PacBio Q2 Earnings Call."

About PacBio

PacBio (NASDAQ: PACB) is a premier life science technology company that is designing, developing and manufacturing advanced sequencing solutions to help scientists and clinical researchers resolve genetically complex problems. Our products and technology under development stem from two highly differentiated core technologies focused on accuracy, quality and completeness which include our existing HiFi long read sequencing and our emerging SBB® short read sequencing technologies. Our products address solutions across a broad set of research applications including human germline sequencing, plant and animal sciences, infectious disease and microbiology, oncology, and other emerging applications. For more information, please visit www.pacb.com and follow @PacBio.

PacBio products are provided for Research Use Only. Not for use in diagnostic procedures.

About Apton

Apton is a Pleasanton, California-based developer of Super-Res™ sequencing and single-molecule detection systems for large-scale clinical applications such as early cancer detection and population sequencing. Apton has re-imagined the optical systems for sequencing using super-resolution to evaluate molecules spaced closer than a wavelength of light. Apton’s Super-Res™ technology sequences tens of billions of reads in a single run using simple, un-patterned flow cells that lower variable costs.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are forward-looking statements, including statements relating to PacBio’s acquisition of Apton, including the potential benefits of adding short-read, high-throughput sequencing technologies to PacBio’s product portfolio and the synergies such technologies may provide with PacBio’s existing offerings; forthcoming PacBio products or technologies, including the Revio, Onso and Apton systems, and their future availability, use cases, performance, and specifications; goals and operating plans; and expectations with respect to development and commercialization timeframes. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety. These statements involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, risks related to our acquisition of Apton and our ability to successfully execute on such acquisition, such as the failure to successfully integrate Apton or to otherwise realize the anticipated benefits of the Apton acquisition, as well as the other risks, uncertainties and other factors discussed in PacBio’s most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the Securities and Exchange Commission (the “SEC”) on May 4, 2023, and in PacBio’s future filings with the SEC. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, changes in circumstances, and other factors that are, in some cases, beyond PacBio's control and could cause actual results to differ materially from the information expressed or implied by forward-looking statements made in this press release. Readers are strongly encouraged to read the full cautionary statements contained in PacBio's filings with the Securities and Exchange Commission, including the risk factors set forth in above-referenced Quarterly Report on Form 10-Q. PacBio undertakes no obligation to revise or update information in this press release to reflect events or circumstances in the future, even if new information becomes available, except as required by law.
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